EXHIBIT 11

                        SALIVA DIAGNOSTIC SYSTEMS, INC.
                         COMPUTATION OF LOSS PER SHARE
                                  (UNAUDITED)




                                              THREE MONTHS ENDED MARCH 31,
                                          ==================================
                                               2004                 2003
                                               ----                 ----

     Basic earnings:

     Net loss                             $     (148,280)     $     (410,976)
                                          ==============      ==============
     Shares:
     Weighted common shares
     outstanding                              30,509,700          18,485,047
                                          ==============      ==============
     Basic and diluted loss per
     share                                $        (0.01)     $        (0.02)
                                          ==============      ==============